ARTICLES OF INCORPORATION
                                  OF
                      GOURMET HERB GROWERS, INC.


     THE UNDERSIGNED, acting as incorporator(s) of a corporation under the Nevada Business Corporation Act, adopt(s) the following Articles of Incorporation for such corporation.
                           ARTICLE I - NAME
     The name of the Corporation is GOURMET HERB GROWERS, INC.
            ARTICLE II - INITIAL OFFICE AND RESIDENT AGENT
               The Corporation Trust Company of Nevada
               One East First Street
               Reno, Nevada 89501
                         ARTICLE III - STOCK
     The aggregate number of shares which this corporation shall have authority to issue is 24,000,000 shares of Common Stock having a par value of $.001 per share and 1,000,000 shares of Preferred Stock having a par value of $.001 per share. All Common Stock of the corporation shall be of the same class, and shall have the same rights and preferences. The corporation shall have authority to issue the shares of Preferred Stock in one or more series with such rights, preferences and designations as determined by the Board of Directors of the corporation. Fully-paid stock of this corporation shall not be liable to any further call or assessment.
                        ARTICLE IV - DIRECTORS
     Members of the governing board of the Corporation are directors and the number of directors constituting the initial Board of Directors of this corporation is one. The name and address of each person who will serve as director until the first annual meeting of stockholders or until any successor is elected and qualifies, is:
               NAME                     ADDRESS
          Rino Di Meo              2302 Parley's Way
                                   Salt Lake City, Utah 84109

                      ARTICLE V - INCORPORATORS
     The name and address of each incorporator is:
               NAME                     ADDRESS
          Van Butler               311 South State, Suite 440
                                   Salt Lake City, UT 84111

                              ARTICLE VI
                LIABILITY OF DIRECTORS AND OFFICERS
     No director or officer shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such person as a director or officer, except to the extent provided by applicable law.
               ARTICLE VII - CONTROL SHARE ACQUISITIONS
     The provisions of NRS 78.378 to 78.3793 regarding control share acquisitions do not apply to the Corporation.
       ARTICLE VIII - COMBINATIONS WITH INTERESTED STOCKHOLDERS
     The provisions of NRS 78.411 to 78.444 regarding combinations with interested stockholders do not apply to the Corporation.
        ARTICLE IX - INDEMNIFICATION OF DIRECTORS AND OFFICERS
     The Corporation shall indemnify, and advance expenses as they are incurred to, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the Corporation, or who is serving at the request or direction of the Corporation as a director or officer of another corporation or other enterprise, against expenses including attorneys' fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by such person in connection with the action, suit or proceeding, to the full extent permitted by Nevada law.

     Under penalties of perjury, I declare that these Articles of
Incorporation have been examined by me and are, to the best of my knowledge and belief, true, correct and complete.
     DATED this        day of            , 1998.




STATE OF UTAH       )
                    : ss.
COUNTY OF SALT LAKE )


     On the        day of               , 199    personally
appeared before me,  Van Butler     , who duly acknowledged to me
that he signed the foregoing Articles of Incorporation.


                                   NOTARY PUBLIC
                                   Residing at Salt Lake County
My Commission Expires:




      CERTIFICATE OF ACCEPTANCE OF APPOINTMENT BY RESIDENT AGENT


     The Corporation Trust Company of Nevada hereby accepts the appointment as Resident Agent of the above named corporation.
                                   The Corporation Trust Company of
                                   Nevada


Dated:                             By:

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